UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2011

CASABLANCA MINING LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 24, 2011, Casablanca Mining Ltd. (the “Company”) and Angelique de Maison (“Ms. de Maison”) entered into Amendment No. 2 to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated March 10, 2011, as amended by Amendment No. 1 dated May 19, 2011.  The Stock Purchase Agreement and Amendment No. 1 are described in the Company’s Form 8-Ks filed dated March 17, 2011 and May 20, 2011, respectively.

Prior to Amendment No. 2, pursuant to the Stock Purchase Agreement and Amendment No. 1, Ms. de Maison had agreed to purchase, and had purchased, 2,000,000 shares of Common Stock for $1.00 per share.

Pursuant to Amendment No. 2, the Company has agreed to sell, and Ms. de Maison has agreed to purchase, up to an additional 2,000,000 shares of Common Stock for $1.00 per share in one or more installments as requested by the Company.  The Company and Ms. de Maison each may terminate the purchase and sale obligation at any time after December 31, 2011 with respect to any shares not purchased on or prior to that date.

In addition, Ms. de Maison may terminate her obligation to purchase shares if at the time of request by the Company she is not a director of the Company unless she is not a director by reason of her voluntary resignation.  In connection with the Agreement, Ms. de Maison was appointed as a director of the Company.

As of the date of Amendment No. 2, Ms. de Maison beneficially owned 13.8% of the Company’s outstanding Common Stock.  Ms. de Maison may also be considered a related party to Zirk Engelbrecht, who is President and a director and of the Company, under the rules of the Securities Exchange Act of 1934.  Ms. de Maison, and any entity controlled by Ms. de Maison, disclaim beneficial ownership of any securities beneficially owned by Mr. Engelbrecht or any entity controlled by Mr. Engelbrecht, and Mr. Engelbrecht, and any entity controlled by Mr. Engelbrecht, disclaim beneficial ownership of any securities beneficially owned by Ms. de Maison or any entity controlled by Ms. de Maison.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.  The Company will issue Common Stock pursuant to Amendment No. 2 without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.  The purchaser is an accredited investor.  No general solicitation or advertising was used in connection with the Amendment No. 2, and the Company has imposed appropriate limitations on resales.  There will be no underwriting commissions or discounts in connection with such sales.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On June 24, 2011, the Board of Directors of the Company increased the authorized number of directors from four to five and appointed Angelique de Maison as a director.  Ms. de Maison was appointed in connection her entering into Amendment No. 2 to that certain Stock Purchase Agreement dated March 10, 2011, between her and the Company, pursuant to which she agreed to purchase an additional 2,000,000 shares of Common Stock for $1.00 per share.  Ms. de Maison will serve as director until the next annual meeting of stockholders and her successor is duly elected and qualified.  The directors of the Company presently do not receive any compensation for serving as directors.

The following transactions in which Ms. de Maison has an interest require disclosure under Item 404(a) of Regulation S-K:

Pursuant to a Stock Purchase Agreement, dated December 7, 2010, Ms. de Maison purchased 4,000,000 shares of Common Stock for $.0511 per share or an aggregate of $204,400 and Kensington & Royce, Ltd. purchased 2,500,000 shares of Common Stock for $.0511 per share or an aggregate of $127,750.  Ms. de Maison is Chief Executive Officer, Chairman of the Board of Directors and majority shareholder of Kensington & Royce, Ltd.

On January 19, 2011, the Company issued 800,000 shares of Common Stock to WealthMakers Ltd. for $1.00 per share or an aggregate of $800,000.  Ms. de Maison is Chief Executive Officer, Chairman of the Board of Directors and shareholder of WealthMakers, Ltd.

From March 2011 through June 2011 Ms. de Maison purchased 2,000,000 shares of Common Stock from the Company for $1.00 per share, or an aggregate $2,000,000, pursuant to the Stock Purchase Agreement dated March 10, 2011, as amended.  On June 24, 2011, the Company and Ms. de Maison entered into Amendment No. 2 to that Stock Purchase Agreement whereby the Company agreed to sell, and Ms. de Maison agreed to purchase, up to an additional 2,000,000 shares of Common Stock for $1.00 per share.  This Amendment No. 2 is described in this Form 8-K in Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exhibit	Description

10.1	Amendment No. 2 to Stock Purchase Agreement, dated June 24, 2011, between Casablanca Mining Ltd. and Angelique de Maison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011	CASABLANCA MINING LTD.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer